UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

d
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer; Appointment of Chief Legal Officer

On August 18, 2025, Zynex, Inc. (the “Company”) appointed Vikram Bajaj to serve as Chief Financial Officer and Treasurer of the Company and John Bibb to serve as Chief Legal Officer and Secretary of the Company.  Mr. Bajaj will succeed Dan Moorhead, who is resigning from his position as Chief Financial Officer effective August 18, 2025 and will depart the Company effective August 29, 2025.

Vikram Singh Bajaj, 49, has over 20 years of leadership experience in finance, M&A, and strategy within the med-tech sector. Prior to joining the Company, Mr. Bajaj previously served as the Chief Financial for Vyaire Medical, Inc. (“Vyaire”), a multinational respiratory solutions company, from 2023 to 2024. From 2022 to 2023, Mr. Bajaj served as an independent strategic advisor to private and public healthcare companies on strategic transformation and M&A transactions. From 2020 to 2021, Mr. Bajaj served as the Chief Financial Officer for Kepro, a healthcare services company. Prior to joining Kepro, Mr. Bajaj worked at Kinetic Concepts, Inc. (“KCI”), a multinational medical technology company, as Senior Vice President, Strategy & Corporate Development from 2009 to 2019. Prior to joining KCI, Mr. Bajaj, was a healthcare investment banker at J.P. Morgan. He began his career in public accounting with Arthur Andersen and is a Chartered Accountant.

John T. Bibb, 52, has served as an executive leader with companies in private and public environments through M&A, capital markets, complex litigation, government disputes, compliance remediation, and intellectual property exploitation.  Prior to joining the Company, Mr. Bibb previously served as the Group CEO for Vyaire from 2023 to 2024. From 2021 to 2023, Mr. Bibb served as their Executive Vice President, Chief Legal and HR Officer. Prior to joining Vyaire, Mr. Bibb worked at KCI from 2003 to 2019.  Mr. Bibb served in various leadership positions at KCI, including as Executive Vice President and General Counsel from 2011 to 2019 and Chief Human Resources Officer from 2017 to 2019. Prior to joining KCI, Mr. Bibb practiced law at the law firms of Baker Botts, L.L.P. and Cox Smith Matthews Incorporated.

Effective August 18, 2025, the Company entered into an employment agreement with each of Mr. Bajaj (the “Bajaj Agreement”) and Mr. Bibb (the “Bibb Agreement”).

Pursuant to the Bajaj Agreement, Mr. Bajaj will receive an annual base salary of $450,000 and be eligible for an annual discretionary bonus in a target amount of 70% of his annual base salary, based on the achievement of Company and individual performance milestone established by the Compensation Committee of the Board of Directors (the “Compensation Committee”).  In addition, as an inducement for Mr. Bajaj to commence employment with the Company, Mr. Bajaj will receive inducement equity awards (the “Bajaj Awards”) consisting of (i) a grant of shares of restricted stock reflecting a grant date fair value of $2,500,000 at a Company valuation of $500,000,000, calculated on the grant date based on the number of Company shares outstanding as of the grant date, vesting on the third anniversary of Mr. Bajaj’s start date, subject to his continued employment, with accelerated vesting in connection with certain terminations of employment and (ii) a number of options reflecting a grant date fair value of $2,500,000 at a Company valuation of $500,000,000, calculated on the grant date based on the number of Company shares outstanding as of the grant date and the closing price of the Company’s common stock on the grant date, with an exercise price equal to the fair market value of the Company’s common stock on the grant date and vesting in quarterly installments over a period of four years from Mr. Bajaj’s start date, subject to his continued employment.

Pursuant to the Bibb Agreement, Mr. Bibb will receive an annual base salary of $450,000 and be eligible for an annual discretionary bonus in a target amount of 70% of his base salary, based on the achievement of Company and individual performance milestone established by the Compensation Committee.  In addition, as an inducement for Mr. Bibb commence employment with the Company, Mr. Bibb will receive inducement equity awards (the “Bibb Awards”) consisting of (i) a grant of shares of restricted stock reflecting a grant date fair value of $2,500,000 at a Company valuation of $500,000,000, calculated on the grant date based on the number of Company shares outstanding as of the grant date, vesting on the third anniversary of Mr. Bibb’s start date, subject to his continued employment, with accelerated vesting in connection with certain terminations of employment and (ii) a number of options reflecting a grant date fair value of $2,500,000 at a Company valuation of $500,000,000, calculated on the grant date based on the number of Company shares outstanding as of the grant date and the closing price of the Company’s common stock on the grant date, with an exercise price equal to the fair market value of the Company’s common stock on the grant date and vesting in quarterly installments over a period of four years from Mr. Bibb’s start date, subject to his continued employment.

Mr. Bajaj and Mr. Bibb are entitled to severance payments and benefits in the event the Company terminates their employment without “cause” or they resign for “good reason” (each as defined in their respective employment agreement).  The severance consists of (i) continued payment of base salary for a period of six months, (ii) an amount equal to the monthly employer contributions for health insurance benefits for up to six months and (iii) a pro-rated annual bonus for the year of such termination of employment based solely on the achievement of Company performance objectives.  Receipt of severance is subject to the execution of a general release of claims in favor of the Company and continued compliance with applicable restrictive covenants.

The Bajaj Agreement and the Bibb Agreement each include an employee solicitation covenant that applies during employment and for 12 months following termination of employment with the Company, as well as an indefinite covenant of confidentiality.  Additionally, the Bajaj Agreement includes non-competition and customer non-solicitation covenants that apply during employment and for 12 months following termination of employment with the Company. The Company has entered into a customary indemnification agreement with Messrs. Bajaj and Bibb in the same form as that which applies to our other executive officers.

Director Appointment

On August 18, 2025, the Board of Directors approved an increase in the number of directors constituting the full Board of Directors from four to five and elected Steven Dyson, the Company’s Chief Executive Officer, to fill the vacancy created by such increase. Mr. Dyson will not receive any additional compensation for his service as a director.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company, dated August 18, 2025, relating to the matters described herein is attached hereto as Exhibit 99.1 to this Form 8-K.

The information under this Item 7.01 and the press release attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
99.1	Press Release, dated August 18, 2025, announcing appointment of Chief Financial Officer and Chief Legal Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNEX, INC.

Dated: August 20, 2025	By:	/s/ Steven Dyson
	Name:	Steven Dyson
	Title:	Chief Executive Officer